Exhibit 10.2

SPONSORED RESEARCH AGREEMENT AMENDMENT No. 01

This Amendment No. 01 between The Board of Trustees of the University of Illinois (“University”) and Ultra Safe Nuclear Corporation (“SPONSOR”) modifies certain terms and conditions of the Sponsored Research Agreement identified as 108179 (“Agreement”).

The Agreement is amended as follows:

2.2 Payment Schedule. - Delete in its entirety and replace with the following:

SPONSOR will pay to UNIVERSITY the Research Costs in U.S. dollars as follows: This is a cost-reimbursement agreement. No more frequently than monthly, UNIVERSITY will submit invoices to SPONSOR evidencing the actual Research Costs described in Exhibit B (“Budget’’) and incurred by UNIVERSITY in performing the Research. SPONSOR will pay the full amount due within 30 days from its receipt of an invoice. Carryover is automatic.

Article 3.1. Term. - Delete in its entirety and replace with the following:

This Agreement is effective on January 1, 2022 (“Effective Date”) and will terminate on March 31, 2025 unless sooner terminated in accordance with this Section 3 (“Term’’). The Parties may extend the Term by written amendment.

Other.

Exhibit B: Budget updated to include budget period dates.

All other terms and conditions of the Agreement remain in effect.

This Amendment is effective on the date of the last party to sign. Each Party represents that the individuals signing this Agreement on its behalf are authorized, and intend, to bind the Party in contract.

THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS		SPONSOR

/s/ Paul N. Ellinger		/s/ Francesco Venneri
Paul N. Ellinger, Comptroller		Signature

Date	01/09/2023	Francesco Venneri, Chief Executive Officer
Printed Name and Title of Comptroller Delegate

/s/ Paul Jorge
Signature of Comptroller Delegate

Paula Jorge, Associate Director		Date	14-Dec-22
Printed Name and Title of Comptroller Delegate

Amendment to Exhibit B: Budget

The budget, with original annual allocations for the three-year period of performance is amended as follows.

Other than the current period of performance, the funding commitment by SPONSOR shall remain on an 12 month basis. No later than end of February 2023, SPONSOR and UNIVERSITY will engage to review, amend if appropriate, and affirm the budget for the subsequent periods; this Exhibit B will then be revised accordingly.

1/1/2022-3/31/2023	4/1/2023-3/31/2024	4/1/2024-3/31/2025
SPONSOR PROVIDED FUNDING
$816,738	$839,575	$863,097	$2,519,410